EXHIBIT A

AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated this 15th day of June, 2006, by and between The Tocqueville Genesis Fund (“Genesis Fund”) and The Tocqueville Fund (“Tocqueville Fund”), both of which, are series of The Tocqueville Trust, a Massachusetts business trust.

W I T N E S S E T H:

WHEREAS, the parties are both series of an open-end investment management company; and

WHEREAS, the parties hereto desire to provide for the acquisition by Tocqueville Fund of substantially all of the assets and liabilities of Genesis Fund solely in exchange for shares of beneficial interest (par value $.01) (“shares”) of Tocqueville Fund, which shares of Tocqueville Fund will thereafter be distributed by Genesis Fund pro rata to its shareholders in complete liquidation and complete cancellation of its shares; and

WHEREAS, the Board of Trustees of The Tocqueville Trust has determined that such acquisition is in the best interests of both Genesis Fund and Tocqueville Fund and their shareholders and that the interests of Genesis Fund’s and Tocqueville Fund’s existing shareholders will not be diluted as a result of the acquisition;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. The parties hereto hereby adopt an Agreement and Plan of Reorganization and Liquidation (the “Agreement”) pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) as follows: The reorganization will be comprised of the acquisition by Tocqueville Fund of substantially all of the properties, assets and liabilities of Genesis Fund, solely in exchange for shares of Tocqueville Fund, followed by the distribution of such Tocqueville Fund shares to the shareholders of Genesis Fund in exchange for their shares of Genesis Fund, and the liquidation and dissolution of Genesis Fund all upon and subject to the terms of the Agreement hereinafter set forth.

The share transfer books of Genesis Fund will be permanently closed on the Valuation Date (as hereinafter defined) and only redemption requests made by shareholders of Genesis Fund pursuant to Section 22(e) of the Investment Company Act of 1940 (the “Act”) received in proper form on or prior to the close of business on the Valuation Date shall be fulfilled by Genesis Fund; redemption requests received by Genesis Fund after that date shall be treated as requests for the redemption of the shares of Tocqueville Fund to be distributed to the shareholder in question as provided in Section 5.

2. On the Closing Date (as hereinafter defined), substantially all of the assets and liabilities of Genesis Fund on that date shall be delivered to Tocqueville Fund and the number of shares of Tocqueville Fund having an aggregate net asset value equal to the value of the assets of Genesis Fund will be transferred and delivered to Genesis Fund.

3. The net asset value of shares of Tocqueville Fund and the value of the assets of Genesis Fund to be transferred shall in each case be determined as of the close of business of the New York Stock Exchange on the Valuation Date. The computation of the net asset value of the shares of Tocqueville Fund and Genesis Fund shall be done in the manner used by Tocqueville Fund and Genesis Fund, respectively, in the computation of such net asset value per share as set forth in their prospectus. The methods used by Tocqueville Fund in such computation shall be applied to the valuation of the assets of Genesis Fund to be transferred to Tocqueville Fund.

Genesis Fund shall declare and pay, immediately prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to Genesis Fund’s shareholders all of Genesis Fund’s investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry-forward) (the “RIC dividend”).

4. The closing shall be at the office of The Tocqueville Trust at 40 West 57th Street, New York, New York 10019, at 9:00 a.m. on October 31, 2006, or at such other time, date or place as the parties may designate or as provided below (the “Closing Date”). The business day preceding the Closing Date is herein referred to as the “Valuation Date.”

In the event that on the Valuation Date either party has, pursuant to the Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Valuation Date, then the other party to this Agreement shall be permitted to terminate this Agreement without liability to either party for such termination.

5. As soon as practicable after the closing, Genesis Fund shall distribute on a pro rata basis to those persons who were shareholders of Genesis Fund on the Valuation Date the shares of Tocqueville Fund received by Genesis Fund pursuant to the Agreement in liquidation and cancellation of the outstanding shares of Genesis Fund. For the purpose of the distribution by Genesis Fund of such shares of Tocqueville Fund to its shareholders, Tocqueville Fund will promptly cause U.S. Bancorp Fund Services, LLC (the “Transfer Agent”) to: (a) credit an appropriate number of shares of Tocqueville Fund on the books of Tocqueville Fund to each shareholder of Genesis Fund in accordance with a list (the “Shareholder List”) of its shareholders received from Genesis Fund; and (b) confirm an appropriate number of shares of Tocqueville Fund to each shareholder of Genesis Fund. No certificates for shares of Tocqueville Fund will be issued.

The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of Genesis Fund, indicating his or her share balance. Genesis Fund agrees to supply the Shareholder List to Tocqueville Fund not later than the Closing Date.

6. As soon as practicable, and in any event within one year after the closing, Genesis Fund shall (a) effect its dissolution with the proper Massachusetts authorities, terminate its registration under the Act and file a final annual report on Form N-CSR with the Securities and Exchange Commission under that Act and (b) either pay or make provision for payment of all of its liabilities and taxes.

7. Subsequent to the date of approval by shareholders of Genesis Fund of the transactions contemplated by this Agreement and prior to the Closing Date, there shall be coordination between the parties as to their respective portfolios so that, after the closing, Tocqueville Fund will be in compliance with all of its investment policies and restrictions. At the time of delivery of portfolio securities for examination as provided in Section 8, Genesis Fund shall deliver to Tocqueville Fund two copies of a list setting forth the securities then owned by Genesis Fund and the respective federal income tax basis thereof.

8. Portfolio securities or written evidence acceptable to Tocqueville Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by Genesis Fund pursuant to Rule 17f-4 under the Act shall be presented by Genesis Fund to Tocqueville Fund or, at its request, to its custodian bank, for examination no later than five business days preceding the Closing Date, and shall be delivered, or transferred by appropriate transfer or assignment documents, by Genesis Fund on the Closing Date to Tocqueville Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashiers checks or by bank wire payable to the order of Tocqueville Fund. The number of shares (to the nearest whole share) of Tocqueville Fund being delivered against the securities and cash of Genesis Fund, registered in the name of Genesis Fund, shall be delivered to Genesis Fund on the Closing Date. Such shares shall thereupon be assigned by Genesis Fund to its shareholders so that the shares of Tocqueville Fund may be distributed as provided in Section 5.

If, at the Closing Date, Genesis Fund is unable to make delivery under this Section 8 to Tocqueville Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by Genesis Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or Genesis Fund’s custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and Genesis Fund will deliver to Tocqueville Fund by or on the Closing Date and with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to Tocqueville Fund, together with such other documents, including a due bill or due bills and brokers’ confirmation slips as may reasonably be required by Tocqueville Fund.

9. Tocqueville Fund shall assume the liabilities (including for portfolio securities purchased which have not settled) of Genesis Fund, but Genesis Fund will, nevertheless, use its best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date. The expenses of Genesis Fund and Tocqueville Fund, respectively, related to the reorganization including legal, accounting, printing, filing, proxy soliciting and portfolio transfer taxes, if any, will be borne by Tocqueville Asset Management L.P. (the “Adviser”).

10. The obligations of Tocqueville Fund hereunder shall be subject to the following conditions:

A. The Board of Trustees of The Tocqueville Trust shall have authorized the execution of this Agreement, on behalf of Genesis Fund and the shareholders of Genesis Fund shall have approved the transactions contemplated herein, and Genesis Fund shall have furnished to Tocqueville Fund copies of resolutions to that effect certified by the Secretary of The Tocqueville Trust; such shareholder approval shall have been by the vote of a majority of the Genesis Fund’s shareholders that voted at the meeting, provided that a majority of the Genesis Fund’s shareholders entitled to vote at such meeting were present in person or by proxy.

B. Tocqueville Fund shall have received an opinion dated the Closing Date of Paul, Hastings, Janofsky & Walker LLP, to the effect that (i) Genesis Fund is a validly existing series of a Massachusetts business trust under the laws of Massachusetts with full corporate powers to carry on its business as then being conducted and to enter into and perform this Agreement; and (ii) all corporate action necessary to make this Agreement, according to its terms, valid, binding and enforceable on Genesis Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by Genesis Fund.

C. The representations and warranties of Genesis Fund contained herein shall be true and correct at and as of the Closing Date, and Tocqueville Fund shall have been furnished with a certificate of the President or the Secretary or the Treasurer of The Tocqueville Trust, dated the Closing Date, to that effect.

D. On the Closing Date, Genesis Fund shall have furnished to Tocqueville Fund a certificate of the Treasurer of The Tocqueville Trust as to the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to Genesis Fund as of the Closing Date.

E. A Registration Statement filed by Tocqueville Fund solely under the Securities Act of 1933 on Form N-14 and containing a preliminary form of the Combined Proxy Statement/Prospectus shall have become effective under that Act not later than October 31, 2006.

F. Tocqueville Fund shall have received an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, to the same effect as the opinion contemplated by Section 11D of this Agreement.

11. The obligations of Genesis Fund hereunder shall be subject to the following conditions:

A. The Board of Trustees of The Tocqueville Trust shall have authorized the execution of this Agreement, on behalf of Tocqueville Fund, and the transactions contemplated hereby, and Tocqueville Fund shall have furnished to Genesis Fund copies of resolutions to that effect certified by the Secretary of The Tocqueville Trust.

B. Genesis Fund shall have received an opinion dated the Closing Date of Paul, Hastings, Janofsky & Walker LLP, to the effect that (i) Tocqueville Fund is a validly existing series of a Massachusetts business trust under the laws of Massachusetts with full corporate powers to carry on its business as then being conducted and to enter into and perform this Agreement; (ii) all corporate action necessary to make this Agreement, according to its terms, valid, binding and enforceable upon Tocqueville Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by Tocqueville Fund, and (iii) the shares of Tocqueville Fund to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable.

C. The representations and warranties of Tocqueville Fund contained herein shall be true and correct at and as of the Closing Date, and Genesis Fund shall have been furnished with a certificate of the President or the Secretary or the Treasurer of The Tocqueville Trust to that effect dated the Closing Date.

D. Genesis Fund shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP to the effect that for federal income tax purposes:

(a) Genesis Fund’s transfer of substantially all of its assets to Tocqueville Fund solely in exchange for shares of Tocqueville Fund, followed by Genesis Fund’s distribution of shares of Tocqueville Fund to Genesis Fund’s shareholders as part of the liquidation of Genesis Fund will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(C) of the Code. Genesis Fund and Tocqueville Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b) No gain or loss will be recognized by the shareholders of Genesis Fund upon the exchange of shares of Tocqueville Fund for the shares of Genesis Fund (Section 354(a) of the Code);

(c) Genesis Fund will not recognize gain or loss under the provisions of the Code upon the transfer of substantially all of its assets to Tocqueville Fund solely in exchange for shares of Tocqueville Fund and Tocqueville Fund’s assumption of all of the liabilities of Genesis Fund (Sections 361(a) and 357(a) of the Code);

(d) Tocqueville Fund will not recognize gain or loss upon its receipt of substantially all of Genesis Fund’s assets solely in exchange for shares of Tocqueville Fund (Section 1032(a) of the Code);

(e) The basis of the shares of Tocqueville Fund received by the shareholders of Genesis Fund will be the same as the basis in the shares of Genesis Fund surrendered in exchange therefor (Section 358(a)(1) of the Code);

(f) The holding period of the shares of Tocqueville Fund received in exchange for Genesis Fund shares by the shareholders of Genesis Fund will include the period that the shareholders of Genesis Fund held Genesis Fund shares surrendered in exchange therefor, provided that such Fund shares are held by the shareholders as capital assets on the date of the exchange (Section 1223(1) of the Code);

(g) The tax basis of Genesis Fund’s assets acquired by Tocqueville Fund will be the same as the tax basis of such assets to Genesis Fund immediately prior to the transaction (Section 362(b) of the Code); and

(h) The holding period of the assets of Genesis Fund in the hands of Tocqueville Fund will include the period during which those assets were held by Genesis Fund (Section 1223(2) of the Code).

E. A Registration Statement filed by Tocqueville Fund under the Securities Act of 1933 on Form N-14, containing a preliminary form of the Combined Proxy Statement/Prospectus shall have become effective under that Act not later than October 31, 2006.

12. Genesis Fund hereby represents and warrants that:

(a) The financial statements of Genesis Fund as of October 31, 2005, heretofore furnished to Tocqueville Fund present fairly the financial position, results of operations, and changes in net assets of Genesis Fund as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and that from November 1, 2005, through the date hereof, there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of Genesis Fund, it being agreed that a decrease in the size of Genesis Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

(b) The prospectus contained in Genesis Fund’s Registration Statement under the Securities Act of 1933, as amended, is true, correct and complete, conforms to the requirements of the Securities Act of 1933 and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) There is no material contingent liability of Genesis Fund and no material legal, administrative or other proceedings pending or, to the knowledge of Genesis Fund, threatened against Genesis Fund, not reflected in such prospectus;

(d) There are no material contracts outstanding to which Genesis Fund is a party other than those ordinary in the conduct of its business;

(e) Genesis Fund is a validly existing series of a Massachusetts business trust;

(f) All federal and other tax returns and reports of Genesis Fund required by law to be filed have been filed, and all federal and other taxes shown as due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Genesis Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Genesis Fund ended October 31, 2005, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

(g) Genesis Fund has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Genesis Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and Genesis Fund intends to meet such requirements with respect to its current taxable year. Genesis Fund is an investment company within the meaning of Section 368(a)(2)(F)(i) and (iii) of the Code and satisfies the diversification requirements of Section 368(a)(2)(F)(ii). Not more than 25 percent of the value of Genesis Fund’s total assets is invested in the stock and securities of any one issuer, and not more than 50 percent of the value of Genesis Fund’s total assets is invested in the stock and securities of five or fewer issuers;

(h) Genesis Fund will transfer to Tocqueville Fund assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets held by Genesis Fund immediately prior to the transaction. In calculating these percentages, all redemptions and distributions (other than distributions required pursuant to Section 22(e) of the Act or to enable Genesis Fund to qualify as a regulated investment company) made by Genesis Fund immediately prior to the transfer and which are part of the plan of reorganization will be considered as assets held by Genesis Fund immediately prior to the transfer;

(i) There is no plan or intention by the shareholders of Genesis Fund who own five percent or more of Genesis Fund’s shares, and, to the best of the knowledge of management of Genesis Fund, there is no plan or intention on the part of the remaining shareholders of Genesis Fund to sell, exchange, or otherwise dispose of a number of shares of Tocqueville Fund received in the transaction that would reduce Genesis Fund’s shareholders’ ownership of shares of Tocqueville Fund to a number of shares having a value as of the Closing Date of less than 50 percent of the value of all of the formerly outstanding stock of Genesis Fund as of the Closing Date. There are no dissenters’ rights in the transaction, and no cash will be exchanged for stock of Genesis Fund in lieu of fractional shares of Tocqueville Fund. Shares of Genesis Fund and shares of Tocqueville Fund held by a shareholder of Genesis Fund and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation;

(j) Genesis Fund will distribute the shares of Tocqueville Fund and any other property it receives in this transaction, and its other properties, in pursuance of the plan of reorganization;

(k) Genesis Fund’s liabilities assumed by Tocqueville Fund and the liabilities to which the transferred assets of Genesis Fund are subject were incurred in the ordinary course of its business;

(l) Genesis Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(m) As soon as practicable, but in no event later than 12 months following the date that all of the assets are transferred to Tocqueville Fund, Genesis Fund will be liquidated and dissolved under state law;

(n) The fair market value of the assets of Genesis Fund transferred to Tocqueville Fund will equal or exceed the sum of the liabilities assumed by Tocqueville Fund plus the amount of liabilities, if any, to which the transferred assets are subject;

(o) The sum of the liabilities of Genesis Fund to be assumed by Tocqueville Fund and the expenses of the transaction do not exceed twenty percent of the fair market value of the assets of Genesis Fund;

13. Tocqueville Fund hereby represents and warrants that:

(a) The financial statements of Tocqueville Fund as of October 31, 2005, heretofore furnished to Genesis Fund, present fairly the financial position, results of operations, and changes in net assets of Tocqueville Fund, as of that date, in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with the preceding year; and that from November 1, 2005, through the date hereof, there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of Tocqueville Fund, it being understood that a decrease in the size of Tocqueville Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

(b) The prospectus contained in Tocqueville Fund’s Registration Statement under the Securities Act of 1933, as amended, is true, correct and complete, conforms to the requirements of the Securities Act of 1933 and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) There is no material contingent liability of Tocqueville Fund and no material, legal, administrative or other proceedings pending or, to the knowledge of Tocqueville Fund, threatened against Tocqueville Fund, not reflected in such prospectus;

(d) There are no material contracts outstanding to which Tocqueville Fund is a party other than those ordinary in the conduct of its business and there are not outstanding options or rights to acquire its shares;

(e) Tocqueville Fund is a validly existing series of a Massachusetts business trust; has all necessary and material federal, state and local authorizations to own all its properties and assets and to carry on its business as now being conducted; the shares of Tocqueville Fund which Tocqueville Fund issues to Genesis Fund pursuant to this Agreement will be duly authorized, validly issued, fully-paid and non-assessable; will conform to the description thereof contained in Tocqueville Fund’s Registration Statement, and will be duly registered under the Securities Act of 1933 and the states where registration is required; and Tocqueville Fund is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect;

(f) All federal and other tax returns and reports of Tocqueville Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Tocqueville Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Tocqueville Fund ended October 31, 2005, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

(g) The shares of Tocqueville Fund constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code;

(h) Tocqueville Fund has elected to be treated as a regulated investment company and, for each fiscal year of its operations, it has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and it intends to meet such requirements with respect to its current taxable year. Tocqueville Fund is an investment company that meets the requirements of a regulated investment company as defined in Section 368(a)(2)(F)(i) of the Code. Not more than 25 percent of the value of Tocqueville Fund’s total assets is invested in the stock and securities of any one issuer, and not more than 50 percent of the value of Tocqueville Fund’s total assets is invested in the stock and securities of five or fewer issuers;

(i) Tocqueville Fund has no plan or intention (i) to sell or dispose of any of the assets transferred by Genesis Fund, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a regulated investment company or (ii) to redeem or reacquire any of the shares issued by it;

(j) After consummation of the transactions contemplated by the Agreement, Tocqueville Fund will continue to operate its business in a substantially unchanged manner;

(k) Following the transaction, Tocqueville Fund will continue the historic business of Genesis Fund or use a significant portion of Genesis Fund’s historic business assets in a business; and

(l) Tocqueville Fund does not own, directly or indirectly, nor has it owned during the past five years directly or indirectly, any shares of Genesis Fund.

14. Each party hereby represents to the other that no broker or finder has been employed by it with respect to this Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Combined Proxy Statement/Prospectus will not as of its date contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles consistently applied. Each party also represents and warrants to the other that this Agreement is valid, binding and enforceable in accordance with the terms and that the execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party. Tocqueville Fund hereby represents to and covenants with Genesis Fund that, if the reorganization becomes effective, Tocqueville Fund will treat each shareholder of Genesis Fund who received any of its shares of Tocqueville Fund as a result of the reorganization as having made the minimum initial purchase of shares of Tocqueville Fund received by such shareholder for the purpose of making additional investments in shares of such class, regardless of the value of the shares of Tocqueville Fund received. Each party hereby further represents and warrants that:

(a) The fair market value of the shares of Tocqueville Fund received by each shareholder of Genesis Fund will be approximately equal to the fair market value of the shares of Genesis Fund surrendered in the exchange;

(b) The Adviser will pay all of the expenses, if any, incurred by Genesis Fund and Tocqueville Fund in connection with this transaction; and

(c) There is no intercorporate indebtedness existing between Genesis Fund and Tocqueville Fund that was issued, acquired, or will be settled at a discount.

15. Tocqueville Fund agrees that it will prepare and file a Registration Statement under the Securities Act of 1933 on Form N-14 and which shall contain a preliminary form of proxy statement and prospectus contemplated by Rule 145 under the Securities Act of 1933. The final form of such proxy statement and prospectus, as amended, is referred to in this Agreement as the “Combined Proxy Statement/Prospectus” and that term shall include any prospectus and/or report to shareholders of Tocqueville Fund which is included in the material mailed to the shareholders of Genesis Fund. Each party agrees that it will use its best efforts to have such Registration Statement declared effective and to supply such information concerning itself for inclusion in the Combined Proxy Statement/Prospectus as may be necessary or desirable in this connection.

16. The obligations of the parties under this Agreement shall be subject to the right of either party to abandon and terminate this Agreement without liability if the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or (ii) asserting a material liability of either party, which proceeding has not been terminated or the threat thereof removed prior to the Closing Date.

17. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

18. All prior or contemporaneous agreements and representations are merged into this Agreement, which constitutes the entire contract between the parties hereto. No amendment or modification hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived any provision herein for its benefit unless it executes a written acknowledgment of such waiver.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

THE TOCQUEVILLE FUND series of
THE TOCQUEVILLE TRUST

By:	/s/ Robert W. Kleinschmidt
Name:	Robert W. Kleinschmidt
Title:	President

Attest:

/s/ Steve Tyrrell

THE TOCQUEVILLE GENESIS FUND series of
THE TOCQUEVILLE TRUST

By:	/s/ Robert W. Kleinschmidt
Name:	Robert W. Kleinschmidt
Title:	President

Attest:

/s/ Steve Tyrrell